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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 20, 1998, on our audits of the combined balance sheet as of December 31, 1997 and 1996 and the combined statements of income and cash flows for each of the three years in the period ended December 31, 1997 of Plum Creek Timber Company, L.P. We also consent to the inclusion in this registration statement on Form S-4 of our report dated September 29, 1998, on our audit of the balance sheet as of December 31, 1997 of Plum Creek Management Company, L.P. We also consent to the incorporation by reference in this registration statement on Form S-4 of our report dated December 16, 1998, on our audits of the balance sheet as of November 30, 1998 and June 5, 1998 of Plum Creek Timber Company, Inc. We also consent to the reference to our firm under the caption "Experts."


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP



Seattle, Washington
January 25, 1999